                                                                               .
                                                                               .
                                                                               .
                                                                     EXHIBIT 4.1

                                THE BOC GROUP PLC


     Directors' service contracts and letters of appointment.

PARTY                                                                                    DATE OF CONTRACT/LETTER
-----                                                                        ---------------------------------------------
Julie Baddeley, non-executive director                                                                   27 November 2001*

John Bevan, chief executive, Process Gas Solutions                                                        5 December 2002*

Andrew Bonfield, non-executive director                                                                       20 May 2003*

Guy Dawson, non-executive director                                                                        23 February 2004

Anthony Eric Isaac, chief executive                                              19 November 2002*, as amended 1 June 2004

Rob Margetts, chairman                                                       4 October 2001*, as amended 27 September 2004

Rene Medori, group finance director                                                                      19 November 2002*

Matthew Miau, non-executive director                                                                      23 January 2002*

Iain Napier, non-executive director                                                                          20 April 2004

Christopher O'Donnell, non-executive director                                                                  11 May 2004

Krishnamurthy Rajagopal, chief executive, BOC Edwards                             1 May 1999, as amended 22 November 2002*

Anne Quinn, non-executive director                                                                           13 April 2004

John Walsh, chief executive, Industrial and Special Products                                             21 November 2002*

------------------
* Incorporated by reference to our annual report on Form 20-F (No. 0-10906) for the year ended September 30, 2003 filed with the Commission on December 10, 2003.

Date:  23 February 2004


Mr G Dawson




Dear Guy

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc ("the Company"). Nick Deeming, Company Secretary, will be in touch shortly to make arrangements with you for your induction programme:

1.   TERM OF OFFICE

Your appointment as a non-executive director of the Company will, subject to completion of satisfactory due diligence, be effective from 1 March 2004 and is on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles.

You will initially hold office until the next Annual General Meeting which is to be held on 14 January 2005 and you shall then be eligible for re-election by the shareholders. Your term of office will then expire when you retire by rotation in accordance with the Articles of Association, currently expected to be at the Annual General Meeting in 2008. At that time, however, it may be agreed by you and the Board that you stand for re-election by the shareholders for a second term. At any time during your appointment, your appointment may be terminated by either you or the Company giving to the other not less than one month's written notice.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.   DUTIES

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

The schedule of Board meeting dates for the remainder of 2004 is attached (Appendix 1). You will note that one board meeting each year is held at an overseas BOC site location, with another held at a business site in the UK. The remaining meetings are held at the corporate head office in Windlesham. The Annual General Meeting is normally held on the third Friday in January in London.

You are invited to become a member of the Remuneration Committee which meets immediately prior to most Board meetings, a member of the Audit Committee which meets four times a year and a member of the Nomination Committee which meets at least once a year but also as required.

We would anticipate a time commitment of a minimum of 20 days per annum after your induction programme, to enable you to fulfil your duties. You have indicated that you consider you have sufficient time to devote to your BOC duties when taken with your other business commitments.

Should your commitments change during your term of office you should advise either myself or Nick Deeming as soon as practicable.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.   FEES AND EXPENSES

Non-executive director fees will be paid at the rate of Pound Sterling40,000 per annum of which Pound Sterling10,000, after tax, will, pursuant to an agreed process, be invested in The BOC Group plc Ordinary shares. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

4.   INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.   CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.   REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 21 of the attached folder.

A personal details form is enclosed for your completion (Appendix 2) which will provide all the necessary information to comply with the various regulations. When completed return the form to our Company Secretarial Department.

The information will be used to make the necessary declarations and register entries and to produce the Form 288(a) which will be sent to you for signature to indicate your consent to act as a director. This form will then be filed with the Registrar of Companies. This must be done within 14 days of the date of your appointment.

Attached is a copy of the Directors' Reference Binder which contains information likely to be useful to you in connection with your appointment as a director of the Company.

7.   DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.   DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person). If you do not already hold shares in the Company which would meet this requirement, the shares must be acquired within two months of the date of your appointment subject to the regulations on dealing in the Company's securities set out in paragraph 9 below.

When you wish to purchase the shares, using our brokers, Cazenove & Co Ltd, in London may be the easiest way. Should you wish to use Cazenove their contact details can be obtained from the Company Secretarial Department (01276 807759).

9.   DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 17 and 18 of the enclosed Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. You should be aware that we are currently in an open period for dealing which ends on 12 April 2004. The next open period will commence on 14 May 2004 and ends on 2 July 2004.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to a regulatory information service as required by the UKLA Listing Rules.

10.  NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)  if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

11.  GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

Rob Margetts


Chairman
encs




I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.





Signed: ......G Dawson.................     Date: ...23/2/04....................

Date:  20 April 2004


Mr Iain Napier






Dear Iain

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc ("the Company"). Nick Deeming, Company Secretary, will be in touch shortly to make arrangements with you for your induction programme:

1.       TERM OF OFFICE

Your appointment as a non-executive director of the Company is effective from 1 May 2004 and is on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles.

You will initially hold office until the next Annual General Meeting which is to be held on 14 January 2005 and you shall then be eligible for re-election by the shareholders. Your term of office will then expire when you retire by rotation in accordance with the Articles of Association, currently expected to be at the Annual General Meeting in 2008. At that time, however, it may be agreed by you and the Board that you stand for re-election by the shareholders for a second term. At any time during your appointment, your appointment may be terminated by either you or the Company giving to the other not less than one month's written notice.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.       DUTIES

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

The schedule of Board meeting dates for the remainder of 2004 is attached (Appendix 1). You will note that one board meeting each year is held at an overseas BOC site location, with another held at a business site in the UK. The remaining meetings are held at the corporate head office in Windlesham. The Annual General Meeting is normally held on the third Friday in January in London.

You are invited to become a member of the Remuneration Committee which meets immediately prior to most Board meetings, a member of the Audit Committee which meets four times a year and a member of the Nomination Committee which meets at least once a year but also as required.

We would anticipate a time commitment of a minimum of 20 days per annum after your induction programme, to enable you to fulfil your duties. You have indicated that you consider you have sufficient time to devote to your BOC duties when taken with your other business commitments. Should your commitments change during your term of office you should advise either myself or Nick Deeming as soon as practicable.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.       FEES AND EXPENSES

Non-executive director fees will be paid at the rate of Pound Sterling40,000 per annum of which Pound Sterling10,000, after tax, will, pursuant to an agreed process, be invested in The BOC Group plc Ordinary shares. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

4.       INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.       CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.       REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 21 of the attached folder.

A personal details form is enclosed for your completion (Appendix 2) which will provide all the necessary information to comply with the various regulations. When completed return the form to our Company Secretarial Department.

The information will be used to make the necessary declarations and register entries and to produce the Form 288(a) which will be sent to you for signature to indicate your consent to act as a director. This form will then be filed with the Registrar of Companies. This must be done within 14 days of the date of your appointment.

Attached is a copy of the Directors' Reference Binder which contains information likely to be useful to you in connection with your appointment as a director of the Company.

7.       DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.       DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person). If you do not already hold shares in the Company which would meet this requirement, the shares must be acquired within two months of the date of your appointment subject to the regulations on dealing in the Company's securities set out in the next paragraph.

When you wish to purchase the shares, using our brokers, Cazenove & Co Ltd, in London may be the easiest way. Should you wish to use Cazenove their contact details can be obtained from the Company Secretarial Department (01276 807759).

9.       DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 17 and 18 of the enclosed Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. You should be aware that we are currently in an open period for dealing which ends on 12 April 2004. The next open period will commence on 14 May 2004 and ends on 2 July 2004.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to a regulatory information service as required by the UKLA Listing Rules.

10.      NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)      if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

11.      GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely

Rob Margetts


Chairman
encs




I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.





Signed: .....Iain Napier................    Date: ......22 April 2004...........

Date: 13 April 2004


Anne Quinn CBE






Dear Anne

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc ("the Company"). Nick Deeming, Company Secretary, will be in touch shortly to make arrangements with you for your induction programme:

1.       TERM OF OFFICE

Your appointment as a non-executive director of the Company is effective from 1 May 2004 and is on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles.

You will initially hold office until the next Annual General Meeting which is to be held on 14 January 2005 and you shall then be eligible for re-election by the shareholders. Your term of office will then expire when you retire by rotation in accordance with the Articles of Association, currently expected to be at the Annual General Meeting in 2008. At that time, however, it may be agreed by you and the Board that you stand for re-election by the shareholders for a second term. At any time during your appointment, your appointment may be terminated by either you or the Company giving to the other not less than one month's written notice.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.       DUTIES

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

The schedule of Board meeting dates for the remainder of 2004 is attached (Appendix 1). You will note that one board meeting each year is held at an overseas BOC site location, with another held at a business site in the UK. The remaining meetings are held at the corporate head office in Windlesham. The Annual General Meeting is normally held on the third Friday in January in London.

You are invited to become a member of the Remuneration Committee which meets immediately prior to most Board meetings, a member of the Audit Committee which meets four times a year and a member of the Nomination Committee which meets at least once a year but also as required.

We would anticipate a time commitment of a minimum of 20 days per annum after your induction programme, to enable you to fulfil your duties. You have indicated that you consider you have sufficient time to devote to your BOC duties when taken with your other business commitments. Should your commitments change during your term of office you should advise either myself or Nick Deeming as soon as practicable.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.       FEES AND EXPENSES

Non-executive director fees will be paid at the rate of Pound Sterling40,000 per annum of which Pound Sterling10,000, after tax, will, pursuant to an agreed process, be invested in The BOC Group plc Ordinary shares. This sum will be deemed to accrue from day to day, will be payable in equal monthly instalments in arrears and is subject to deductions of national insurance and income tax under the Inland Revenue PAYE regulations. You will also be reimbursed by the Company for all expenses necessarily incurred in performing your duties.

4.       INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.       CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.       REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 21 of the attached folder.

A personal details form is enclosed for your completion (Appendix 2) which will provide all the necessary information to comply with the various regulations. When completed return the form to our Company Secretarial Department.

The information will be used to make the necessary declarations and register entries and to produce the Form 288(a) which will be sent to you for signature to indicate your consent to act as a director. This form will then be filed with the Registrar of Companies. This must be done within 14 days of the date of your appointment.

Attached is a copy of the Directors' Reference Binder which contains information likely to be useful to you in connection with your appointment as a director of the Company.

7.       DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.       DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person). If you do not already hold shares in the Company which would meet this requirement, the shares must be acquired within two months of the date of your appointment subject to the regulations on dealing in the Company's securities set out in the next paragraph.

When you wish to purchase the shares, using our brokers, Cazenove & Co Ltd, in London may be the easiest way. Should you wish to use Cazenove their contact details can be obtained from the Company Secretarial Department (01276 807759).

9.       DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 17 and 18 of the enclosed Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. You should be aware that we are currently in an open period for dealing which ends on 12 April 2004. The next open period will commence on 14 May 2004 and ends on 2 July 2004.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to a regulatory information service as required by the UKLA Listing Rules.

10.      NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)      if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

11.      GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely


Rob Margetts

Chairman
encs




I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.





Signed: ......Anne C Quinn...............    Date: ...April 16, 2004............

11 May 2004


Sir Christopher O'Donnell
Smith and Nephew
Heron House
15 Adam Street
London
WC2N 6LA


Dear Sir Christopher

The following sets out the principal terms of your appointment as a non-executive director of The BOC Group plc ("the Company"):

1.       TERM OF OFFICE

Your appointment as a non-executive director of the Company, which was effective from 19 March 2001. Having now served an initial three year term, I confirm that you will serve for a further three year term on the terms, and subject to, the conditions of the Company's Articles of Association. Accordingly, it may be terminated pursuant to the terms of the Articles but will in any event conclude on 19 March 2007.

You will remain subject to the retirement by rotation regulations requiring you, if agreed by you and the Board, to stand for re-election by the shareholders at certain intervals determined in accordance with the Company's Articles.

At any time during your appointment, your appointment may be terminated by either you or the Company giving to the other not less than one month's written notice.

On termination of your appointment, you undertake to resign from all offices held by you in any companies forming part of The BOC Group.

As a non-executive director you are not an employee of the Company and, for the avoidance of doubt, you accept and agree that you will have no claims against the Company or any company forming part of The BOC Group (each a "Group Company") on termination of your appointment subject only to the terms set out in paragraph 3 below.

2.       DUTIES

Your duties as a non-executive director include, but are not limited to, attendance at all Board meetings, the Annual General Meeting and meetings of board committees to which you are appointed. You may also be requested to attend meetings with third parties.

You will remain a member and the chairman of the Audit Committee which meets four times a year and a member of the Nomination Committee which meets on an ad hoc basis but at least once a year and a member of the Remuneration Committee that meets six times a year..

We would anticipate a time commitment of a minimum of 20 days per annum to enable you to fulfil your duties. You have previously indicated that you consider you have sufficient time to devote to your BOC duties when taken with your other business commitments. Should your commitments change during your term of office you should advise either myself or Nick Deeming as soon as practicable.

At all times you will use your best endeavours to promote the interests of the Company. You should note that the Company currently maintains indemnity insurance for its directors, details of which are available from the Company Secretary.

3.       FEES AND EXPENSES

At the date of this letter the non-executive director fees are paid at the rate of Pound Sterling40,000 per annum. The fees will be increased by a further Pound Sterling10,000 per annum as you are Chairman of the Audit Committee and Senior Independent Director.

In accordance with the Smith & Nephew plc policy regarding their employees holding non-executive positions with other companies, the fees owing will be settled upon receipt of a quarterly invoice from Smith & Nephew plc. Similarly, if you incur any expenses in performing your duties these should be included on the invoice from Smith & Nephew plc as disbursements.

4.       INDEPENDENT PROFESSIONAL ADVICE

You may also claim the reasonable costs of any independent professional advice which you, with or without other directors of the Company, have properly taken in the best interests of the Company as to the nature or ambit of your duties as a non-executive director. In any such case you should discuss the issues with me in advance, or if this is not deemed appropriate, then with one or more of your non-executive colleagues. A brief summary of the subject matter on which you intend to seek advice, and the name of the proposed advisers, should also be first furnished to the Company Secretary. Thereafter, the advice when obtained by you should be made available to your other directors.

5.       CONFIDENTIAL INFORMATION

At all times during, and after the termination, of your appointment as a director of the Company you must not use for your own purposes or for another's benefit or disclose to any third party any confidential information about The BOC Group.

Confidential information means details about the business, prospective business, technical processes, computer software, intellectual property rights or finances of The BOC Group, or any combinations of these matters, including without limitation, price lists, details of customers and suppliers, information relating to research and development, marketing strategies and tactics which may come into your possession by virtue of your appointment and which the Company regards, or could reasonably be expected to regard as confidential, whether or not such information is marked as such.

All confidential information and all other documents, papers and property relating thereto (on whatever media or wherever located) which may have been made or prepared by you, or at your request or have come into your possession or under your control in the course of your appointment or which relate in any way to The BOC Group, the business (including prospective business) or affairs of The BOC Group or of any customer, supplier, agent distributor or sub-contractor of The BOC Group shall as between the Company and you be deemed to be the property of the Company. You will return to the Company all such documents and other property including all copies immediately upon the termination of your appointment or at any earlier time on demand.

You will immediately inform the Company if you become aware of the possession, use or knowledge of any confidential information by any person not authorised to possess, have use or knowledge of that information, whether during or after your appointment and will, at the Company's request, provide such reasonable assistance as is required to deal with such an event.

All such confidential information should not be disclosed unless or until it enters the public domain, other than by breach of the terms of this letter, is obtained from a third party who is lawfully authorised to disclose such information, or is authorised for release by prior written consent of the Board. Notwithstanding this, you are not prevented from disclosing confidential information where it is required to be disclosed by law or any regulatory or government authority.

6.       REGULATORY REQUIREMENTS

It is a requirement under the Companies Act 1985 for a company to maintain a register showing certain personal particulars of its directors. These details must also be filed with the Registrar of Companies.

A Register of Directors' Interests must also be maintained pursuant to the Companies Act 1985. Any interests held by you or connected persons in the shares and options of the Company must be recorded. All changes to these interests must also be notified to the Company and recorded throughout your directorship of the Company. A more detailed overview of the requirements of the UK Companies Act and UK Listing Authority is contained in section 21 of the Directors Reference Binder.

7.       DATA PROTECTION ACT

The Company, in connection with the administration of this appointment and your directorship, will have to hold and process certain personal data relating to you. Your signature to this letter will be taken as your consent to that processing.

8.       DIRECTORS' QUALIFICATION SHARES

Pursuant to the Company's Articles of Association, as a director you are required to hold 500 ordinary shares in The BOC Group plc registered in your own name (not in a nominee name or jointly with any other person).

9.       DEALING IN BOC SECURITIES

There are a number of legal and regulatory requirements that restrict the dealing by directors in the securities of the Company. These are explained in more detail in sections 17 and 18 of the enclosed Directors' Reference Binder. However you should be aware that in advance of any dealing, permission must be obtained from the Chairman or Chief Executive using a 'Request for Permission to Deal in the Securities of The BOC Group plc' form enclosed. Such request should be sent via the Company Secretarial Department who will arrange for the request to be reviewed and the consent, or refusal, to deal decision to be communicated to you.

If consent is given, you should deal promptly and in any event within 3 working days from receipt of the permission. If you delay by more than 3 working days, you must reapply for permission to deal.

As a listed company, The BOC Group plc is subject to the Model Code set out in the UKLA Listing Rules. The Model Code restricts the periods during which directors may deal in a company's securities. The Open Period dates are given in section 16 of the Directors Reference Binder.

Upon completion of the transaction full details must be reported immediately to the Company Secretarial Department using the 'Notification of Dealing in Securities of The BOC Group plc' form enclosed. This information will be used to make the necessary notification to the Company Announcements Office of The London Stock Exchange as required by the UKLA Listing Rules.

10.      PREVIOUS AGREEMENTS

This letter agreement is in substitution for all previous agreements / arrangements between you and the Company, in particular that dated 27 November 2001, and this letter agreement records the true and full position as at the date hereof.

11.      NOTICES

All notices must be given in writing and may be given by personal delivery, post or fax. Notice served by you on the Company should be sent to the Company's registered office. Notices served by the Company on you will be sent to your last known address.

Notices will be deemed to have been served:

(a)      if hand delivered, at the time of delivery; or

(b) if sent by fax, twelve hours after being transmitted (excluding weekends and public holidays) subject to satisfactory confirmation of transmission; or

(c) if sent by post, two days after posting (excluding weekends and public holidays).

12.      GOVERNING LAW

This appointment and the terms of this letter shall be governed by and construed in all respects in accordance with English law.

Yours sincerely



/s/ Rob Margetts
Chairman
encs




I acknowledge, and agree to, the principal terms of my appointment as a non-executive director of The BOC Group plc as set out above.





Signed: /s/ CJ O'Donnell                   Date: 24/5/04

1 June 2004


Mr A E Isaac
[Address]




Dear Tony

I refer to the resolution of the Board on 11 May 2004 whereby it was agreed to vary your contract as set out below.

Accordingly I can confirm that your contract dated 19 November 2002, including a side letter of the same date, is hereby varied so that "Retirement Age" as defined in clause 11.4 shall be amended to "the conclusion of the Annual General Meeting in 2007". Clause 11.2 (b) and 11.4 of your contract, as varied by this letter, will now read:

11.2 (b) Paying the Executive at any time a sum in lieu of the unexpired portion of the Notice Period. Such sum shall be equivalent to the salary payable under paragraph 3.1 of this Agreement, bonus (payable by reference to the average of actual Variable Compensation Plan
           (VCP), bonus payments, if any, over the previous two financial years) and a cash allowance in lieu of company car (each pro-rata to the unexpired portion of the notice period), and enhancing the pension benefits payable to or in respect of the Executive by calculating those benefits as if the Executive's pensionable service terminates at the end of the period by reference to which salary in lieu is paid.

11.4 The Employment shall terminate in any event without notice upon the conclusion of the Annual General meeting in 2007 (the "Retirement Date"). If the Retirement Date occurs prior to the expiry of the Notice Period, then the Executive will only be entitled to receive such notice (or payment in lieu of notice) for the period up to that date. The Employment may be extended beyond the Retirement Date by prior mutual agreement between the Company and the Executive.

Additionally, in respect to the matters set out in my letter to you dated 19 November 2002 I propose recommending the following to the Remco to ensure your remuneration remains competitive.

1.   Long Term Incentive Plan

     I will recommend that you will continue to receive allocation of not less than 150% of your base salary for the issues planned in February 2005 and February 2006, subject to the normal performance conditions.

     Under the rules of the scheme, these awards will vest subject to any performance conditions being satisfied and proportional payment will be made to reflect the number of whole months of the performance period of each award which have elapsed at the date of your retirement. Please note any payments due will be made at the end of each LTIP period.

2.   Exercise of outstanding ESOS Awards

     I confirm any outstanding options you hold at the time of your retirement will remain in force up to 31 January 2009. Rules for the ESOS (1995 Scheme) requires that, in the case of retirement, performance conditions must be met before awards become eligible for exercise and that awards must be held for 3 years before being eligible for exercise.

     Rules for the ESOS (2003 Scheme) provides for pro-rata award based on number of months the award has been held at time of retirement, subject to performance conditions being met. Please note any grants due under the 2003 Scheme will be made at the end of each ESOS award period.

3.   Other Performance Incentive

     As you are aware, the Remuneration Committee is considering the introduction of new/enhanced incentive schemes. I, hereby, confirm that it is intended that you would participate in these up to the date of the Annual General Meeting in 2007, subject to the rules of the scheme as approved by shareholders at the 2005 Annual General Meeting.

Yours sincerely


Rob Margetts

Rob Margetts
Chairman


Signed in acceptance:      Name:      A E Isaac

                           Signature: A E Isaac

                           Date:      14 June 2004

Date: 27/9/04



Rob Margetts CBE FEng
C/o Matlin Patterson
1st Floor, 9 Park Place
St James
LONDON
SW1A 1LP



Dear Rob

Your appointment to the Board was effective 4 October 2001 and you became Chairman at the conclusion of the Annual General Meeting in January 2002. With the third anniversary of your appointment approaching, the Board is undertaking a review to consider extending your term of office for a further three years, subject to your re-election by the shareholders in accordance with the Articles of Association.

I write to confirm that the Board has agreed that your term of office will be temporarily extended to the conclusion of the Annual General Meeting to be held on 14 January 2005, on the same terms as set out in your letter of appointment dated 4 October 2001, pending completion of the review.

Yours sincerely





Sir Christopher O'Donnell
Senior Independent Director